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Exhibit 10.14

                              EMPLOYMENT AGREEMENT
                              --------------------

         TIMS EMPLOYMENT AGREEMENT ("Agreement") is entered into on January 1, 2002 to be effective as of January 1, 2002 between VIRTGAME CORP., a Delaware corporation ("Employer"), and SCOTT A. WALKER ("Executive").

                                     RECITAL
                                     -------

         Employer wishes to employ Executive, and Executive agrees to serve, as Chief Executive Officer and President of Employer, subject to the terms and conditions set forth below.

                                    AGREEMENT
                                    ---------
         It is agreed as follows:

         1. TERM OF EMPLOYMENT. Employer hereby employs Executive, and
Executive hereby accepts employment with Employer, for a period of two (2) years terminating January 1, 2004 ("Employment Period"), provided that this Agreement shall be automatically renewed for successive two (2) year terms unless either party elects not to renew this Agreement by delivering written notice of its election to the other party no later than ninety (90) days prior to the end of the current term. Notwithstanding anything in this Section I to the contrary, this Agreement may be terminated at any time in accordance with Section 6.

         2. DUTIES OF EMPLOYEE. Executive shall serve in the capacity Chief Executive Officer and President of Employer. Executive accepts such employment and agrees to perform services for the Company. Executive shall perform such other services and duties as may from time to time be assigned to Executive by Employer's Chairman or Board of Directors provided that such other services and duties are not inconsistent with any other term of this Agreement. Except during vacation periods or in accordance with Employer's personnel policies covering Executive leaves and reasonable periods of illness or other incapacitation, Executive shall devote his services to Employer's business and interests in a manner consistent with Executive's title and office and Employer's needs for his services. Executive shall perform the duties of Executive's office and those assigned to Executive by the Employer's Chairman or Board of Directors with fidelity, to the best of Executive's ability, and in the best interest of Employer.

         3. COMPENSATION OF EMPLOYEE.

                  3.1 BASE COMPENSATION. As compensation for Executive's services hereunder, Executive shall receive a base salary ("Base Salary") which will be at least One Hundred Fifty Thousand Dollars ($150,000) per year, payable in equal bi-monthly installments, or a ratable portion thereof for periods of less than one-half month. The term Base Salary as utilized in this Agreement shall refer to Base Salary as so increased. Any increase in Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. Executive shall receive an increase in base salary to $200,000 upon thirty (30) days after Employer has $2,000,000 in cash placed in financial institution(s). Base Salary shall not be reduced at any time during the Employment Period.

                  3.2 Bonus Compensation.
                  -----------------------

                           3.2.1 CASH INCENTIVE BONUSES. As additional
compensation for Executive's services hereunder, Executive shall be entitled to

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a cash bonus 3% of any investment capital that is received by Employer which is directly attributable to the efforts of Employee. Employer shall be entitled to additional cash bonuses as per the schedule below:

                               a) $100,000 within thirty (30) days from the date when the stock has traded above $2.00 for sixty (60) consecutive days;

                               b) $200,000 within thirty (30) days from the date when the stock has traded above $4.00 for sixty (60) consecutive days; and

                               c) $400,000 within thirty (30) days from the date when the stock has traded above $6.00 for sixty (60) consecutive days.

                           3.2.4 STOCK OPTIONS PLAN. The Company shall issue
stock options to Executive pursuant to the Company's Stock Option Plan or any successor thereto. With respect to the options granted, Cliff provisions apply and the options shall stand for 2 years following Employee's departure from his position as Executive and, in addition, for as long as he serves as Director. Further, such options shall have anti-dilution protection as well as piggyback registration rights. The stock options shall be issued to Executive in accord with the schedule set forth below:

                               a) On January 1, 2002, 200,000 options with an exercise price of $0.50;

                               b) On January 1, 2002, 200,000 options with an exercise price of $1.50; and

                               c)   Upon the date when the Company's stock
                                    trades over $5.00 for thirty (30)
                                    consecutive days, 400,000 options with an exercise price of $1.50.

                            3.2.5 HEALTH INSURANCE PLAN. The Company shall
provide Executive and his immediate family members with comprehensive health insurance, which shall cover, medical, dental and vision.

         4. EXPENSE REIMBURSEMENTS. Executive shall be reimbursed for reasonable and actual out-of-pocket expenses incurred by Executive in performance of Executive's duties and responsibilities hereunder in accordance with Employer's established personnel policy covering Executive officer expense reimbursements, as such policy may be amended, revised or otherwise changed from time to time. This includes all expenses incurred in connection with the relocation of Executive's family from New York to Las Vegas. Executive shall furnish proper vouchers and expense reports and shall be reimbursed only for those expenses, which shall be reimbursable.

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         5. VACATION AND SICK DAYS. Executive shall be entitled to fifteen (15)
days vacation time each year without loss of compensation. In the event that Executive is unable for any reason to take the total amount of vacation time authorized herein during any year, any unused vacation time shall carry over from year to year. Executive shall also be entitled to leaves for illness or other incapacitation.

          6. TERMINATION.

                  6.1 TERMINATION BY EMPLOYER FOR CAUSE. Employer may terminate this Agreement and Executive's employment hereunder for Cause (as defined herein) any time effective upon written notice to Executive. As used herein, the term "Cause" shall mean:

                           6.1.1 Habitual neglect in the performance of
Executive's material duties as set forth in Section 2 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Executive-,

                           6.1.2 Gross negligence involving misfeasance or
nonfeasance by Executive in the performance of Executive's material duties as set forth in Section 2 which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Executive;

                           6.1.3 Insubordination in the form of the unexcused or
unexcusable failure to carry out the written instructions of the Board of Directors of Employer, which continues uncorrected for a period of thirty (30) days after written notice thereof by Employer to Executive. Any claimed insubordination will be excusable on the basis that the Board of Directors' instructions propose a violation of law or actions beyond the control of Executive.

Upon termination for Cause, Executive will as soon as practicable be paid: (A) Executive's Base Salary at the usual rate through the date of termination specified in such notice; and (B) any amounts which Executive has earned under any Employer benefit plan in accordance with the terms of such plan through the date of termination.

                  6.2 TERMINATION WITHOUT CAUSE. Either Executive or Employer may terminate this Agreement and Executive's employment without Cause on thirty days' prior written notice. In the event of termination pursuant to this Section 6.2, compensation will be paid and benefits will be provided to Executive as follows:

                           6.2. 1 If the termination is by Executive without
Good Reason (as defined in Section 6.4 below), Executive will as soon as practicable be paid: (A) Executive's Base Salary at the usual rate through the date of termination specified in such notice (but not to exceed thirty days from the date of such notice); and (B) any amounts which Executive has earned under any Employer benefit plan in accordance with the terms of such plan through the date of termination; or

                           6.2.2 If the termination is by Employer, and except
as provided under Section 6.5, Employer will as soon as practicable pay
Executive: (A) a lump sum payment equal to Executive's Base Salary at the usual rate for the remaining term of this agreement following the date of termination;

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plus the higher of his Annual Bonus for the last fiscal year or his average bonus for the past three years; (B) the proportionate amount of any unpaid bonus or incentive deemed earned for the year in which the termination takes place; (C) a lump sum payment equal to any retirements benefits lost as a result of not having been employed for the remaining term of the Agreement; and
(D) a reasonable amount of outplacement assistance (not to exceed fifteen percent of Executive's Base Salary).

                           6.2.3 Without limiting the generality of the
foregoing, termination on account of Executive's retirement, whether voluntary or mandatory, and whether normal or early approved, will be considered a termination by Executive other than for Good Reason.

                  6.3 TERMINATION UPON DEATH OR DISABILITY. This Agreement and Executive's employment hereunder shall terminate upon Executive's death or Disability (as defined herein). For this purpose, 'Disability" means incapacity, whether by reason of physical or mental illness or disability, which prevents Executive from substantially performing Executive's material duties as set forth in Section 2 for six (6) months. Upon termination for death, and unless Employer shall have in force a disability insurance policy providing for benefits in an amount at least equal thereto, upon termination for Disability, Employer shall continue to pay the Executive's Base Salary to the surviving spouse of Executive (or if there is none to Executive's estate) in the case of death and to Executive or Executive's court appointed conservator in the case of Disability for six (6) months thereafter. Termination for death shall become effective upon the occurrence of such event and termination for Disability shall become effective upon written notice by Employer to Executive.

                  6.4 TERMINATION FOR GOOD REASON. Executive may terminate this Agreement and Executive's employment upon thirty days' prior written notice to Employer for Good Reason, which notice must be given within sixty days of the occurrence of an event constituting Good Reason or will be deemed waived. For purposes of this Agreement, "Good Reason" means: (i) a reduction by Employer in Executive's Base Salary to a rate less than the initial Base Salary rate set forth in this Agreement; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Executive is covered on the effective date of this Agreement, and which materially adversely affects Executive; (iii) Employer requiring Executive to be based anywhere other than Employer's headquarters or the relocation of Employer's headquarters more than twenty miles from its location on the effective date of this Agreement, except for required travel on Employer's business to the extent substantially consistent with the business travel obligations which Executive undertook on behalf of Employer on the effective date of this Agreement; (iv) the assignment to Executive of any duties or responsibilities which are materially inconsistent with Executive's status or position as a member of Employer's executive management group; or (v) Executive's good faith and reasonable determination, after consultation with nationally recognized counsel, that Executive is being unduly pressured or required by the Board or a senior Executive of Employer to directly or indirectly engage in criminal activity. In the event of termination for Good Reason pursuant to this Section 6.4., Employer will pay Executive the amounts and provide the benefits described under Section 6.2.2.

                  6.5 TERMINATION FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL.

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                           6.5.1 DEFINITION OF CHANGE IN CONTROL. For purposes
of this Agreement, a "Change of Control" shall mean the first to occur of the following:

                           (a) The acquisition by an individual, entity or group
(within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) after the date hereof of beneficial ownership (within the meaning of Rule 13d3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of Employer entitled to vote generally in the election of directors (the "Outstanding Employer Voting Securities"); provided, however, that the following acquisitions of common stock shall not constitute a Change of Control: (i) any acquisition by Employer, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Employer or any corporation controlled by Employer, or (iii) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (c) of this Section 6.5; or

                           (b) Individuals who, as of the date hereof,
constitute the Board of Directors of Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Employer's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened "solicitation" (as such term is used in Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                           (c) Consummation of a reorganization, merger,
statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (i) at least fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Employer Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (ii) no person (excluding Employer, any employee benefit plan (or related trust) of Employer or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Employer Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

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                           (d) Consummation of (i) a complete liquidation or
dissolution of Employer or (ii) the sale or other disposition of all or substantially all of the assets of Employer, other than to a corporation, with respect to which following such sale or other disposition, (A) at least fifty percent (50%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Employer Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Employer Voting Securities, (B) no person (excluding Employer and any employee benefit plan (or related trust) of Employer or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Employer Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of Employer.

                           6.5.2 COMPENSATION IN THE EVENT TERMINATION FOLLOWING
A CHANGE IN CONTROL. In the event Executive terminates this Agreement and Executive's employment for Good reason following a Change in Control or Employer terminates this Agreement without cause following Change in Control, Employer will as soon as practicable pay Executive: (A) a lump sum payment equal to Executive's Base Salary at the usual rate for the remaining term following the date of termination; plus the higher of his Annual Bonus for the last fiscal year or his average bonus for the past three years; (B) the proportionate amount of any unpaid bonus or incentive deemed earned for the year in which the termination takes place; (C) a lump sum payment equal to any retirements benefits lost as a result of not having been employed for the remaining term of the Agreement; and (D) a reasonable amount of outplacement assistance (not to exceed fifteen percent of Executive's Base Salary).

                  6.6 NO LITIGATION REQUIRED. Executive shall not be required to mitigate the amount of any payments provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payments provided for in this Section 6 be reduced by any compensation earned by Executive as the result of employment by another employer after the date of Executive's termination by Employer, or otherwise.

                  6.7 EVENTS UPON TERMINATION. The termination of this Agreement pursuant to Section 6 shall also result in the termination of all rights and benefits of Executive under this Agreement except for any rights to compensation accrued under Section 6 prior to the date of termination or rights to expense reimbursement under Section 4.
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         7. EXECUTIVE'S REPRESENTATIONS. Executive represents and warrants that
Executive is free to enter into this Agreement and to perform each of the provisions contained herein. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Executive's execution and performance of this Agreement is not a violation or breach of any agreement between Executive and any other person or entity.

         8. GENERAL PROVISIONS.

                  8.1 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

                  8.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of Employer, its successors and assigns and Employer shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform if no such succession or assignment had taken place. The term "Employer" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of Employer (including this Agreement) whether by operation of law or otherwise. Neither this Agreement nor any of the rights or obligations of Executive hereunder shall be assignable except by operation of law or the rules of descent.

                  8.3 ATTORNEYS' FEES. If any legal action arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

                  8.4 NOTICES. Any notice to be given to Employer under the terms of this Agreement shall be addressed to Employer at the address of Employer's principal place of business, and any notice to be given to Executive shall be addressed to Executive at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 72 hours after deposited in the Swiss mail, postage prepaid.

                  8.5 WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

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                  8.6 ENTIRE AGREEMENT. AMENDMENTS. With the exception of the
Company's Employee Manual which shall remain unaffected by this Agreement, this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and Agreements between the parties with respect to the employment of Executive by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged.

                  8.7 TITLES AND HEADING. Titles and headings to sections of this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

                  8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of California.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        "EMPLOYER"

                                        VIRTGAME CORP., a Delaware corporation

                                        By:
                                        LEO I. GEORGE
                                        Chairman of the Board


                                        "EXECUTIVE"

                                        Scott A. Walker

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